PRESS RELEASE

Exhibit 99.2

Autoliv appoints Fabien Dumont as Executive Vice President & Chief Technology Officer

(Stockholm, Sweden, September 17, 2024) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, appoints Fabien Dumont as Executive Vice President & Chief Technology Officer and a member of the Autoliv Executive Management Team.

Fabien Dumont previously served as Vice President Engineering in Autoliv China and has been with Autoliv since 1998. In leading the Autoliv China Engineering team, Fabien Dumont has played a vital role in developing innovations and technologies that support the fast-moving Chinese market. This includes leading the design and technological transformation of the steering wheel business in China.

China is an increasingly important innovation and growth hub for the global automotive industry, where the technology development is intense, with faster timelines to bring new products to market and a growing level of innovations.

“Fabien Dumont’s experience in both Operations and Engineering will be essential as we continue to bring the capabilities from the fast-moving China market and business to the rest of Autoliv. I am very pleased to welcome Fabien to the Executive Management Team, bringing valuable knowledge and perspectives,” said Mikael Bratt, President and CEO of Autoliv.

Fabien Dumont will continue to be based in China and close to the fast-developing market. He succeeds Jordi Lombarte who continues as Senior Technical Advisor.

Mikael Bratt continued, "I thank Jordi Lombarte for his valued contribution to Autoliv in a period of intense business transformation and I look forward to his continued contributions.”

The change is effective immediately.

Inquiries:

Media: Gabriella Etemad, Tel +46 (70) 612 64 24
Investors & Analysts: Anders Trapp, Tel +46 (0)8 587 206 71
Investors & Analysts: Henrik Kaar, Tel +46 (0)8 587 206 14

About Autoliv

Autoliv, Inc. (NYSE: ALV; Nasdaq Stockholm: ALIV.sdb) is the worldwide leader in automotive safety systems. Through our group companies, we develop, manufacture and market protective systems, such as airbags, seatbelts, and steering wheels for all major automotive manufacturers in the world as well as mobility safety solutions, such as pedestrian protection, connected safety services and safety solutions for riders of powered two wheelers. At Autoliv, we challenge and re-define the standards of mobility safety to sustainably deliver leading solutions. In 2023, our products saved 35,000 lives and reduced more than 450,000 injuries.

Our 70,000 associates in 25 countries are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. We drive innovation, research, and development at our 14 technical centers, with their 20 test tracks. Sales in 2023 amounted to US $ 10.5 billion. For more information go to www.autoliv.com.

Autoliv Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20600 E-mail: gabriella.etemad@autoliv.com

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc. Box 70381, 107 24 Stockholm Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 58720600